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                   Baxter International Inc. and Subsidiaries

      Exhibit 11.2 - Computation of Fully Diluted Earnings per Common Share
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(Unaudited - in millions, except per share data)                   Three months ended                        Six months ended
                                                                             June 30,                                June 30,
                                                             1995                1994                1995                1994
Net income available for common stock                        $165                $144                $310                $275
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Shares
 Weighted average number of common shares
  outstanding                                                 278                 278                 280                 278
 Additional shares assuming conversion of cumulative
  convertible exchangeable preferred stock, exercise of
  stock options, performance share awards and stock
  purchase plan subscriptions                                   3                   1                   3                   1
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 Average common shares and equivalents outstanding            281                 279                 283                 279
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Fully diluted earnings per common share                     $0.59               $0.52               $1.09               $0.99
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